Exhibit 4.6

Quad Global Inc. - Ordinary Shares

(Incorporated under the laws of the Cayman Islands)

Number	Shares

XX-XXX	XXX,XXX,XXX.000

Share Capital is US$50,500.00 divided into

(i) 400,000,000 Class A Ordinary Shares of a par value of US$0.0001 each

(ii) 100,000,000 Class B Ordinary Shares of a par value of US$0.0001 each

(ii) 5,000,000 Preferred Shares of a par value of US$0.0001 each

THIS IS TO CERTIFY THAT	XXXXX

is the registered holder of	XXX,XXX,XXX.000

Class A Ordinary Shares in the above-named Company subject to the memorandum and articles of association thereof.

EXECUTED for and on behalf of the said Company on	XX XXXX, 20XX

By:
Director